Exhibit 5.1

Nexvet Biopharma plc

Unit 5 Sragh Business Park

Rahan Road

Tullamore

Co. Offaly

Ireland

Our Ref	22 April 2016
PFS / BMcC 665236 / 11

Dear Sirs

Nexvet Biopharma plc, an Irish public company limited by shares

Registration Statement on Form S-3

We have acted on behalf of Nexvet Biopharma plc, a public limited company incorporated under the laws of Ireland with company number 547923 (the “Company”), in connection with the Company’s registration statement on Form S-3 (including the base prospectus therein, the “Registration Statement”) to be filed by the Company, pursuant to the Securities Act of 1933 of the United States of America, as amended (the “Securities Act”), with the Securities and Exchange Commission of the United States of America (the “SEC”).

The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the Securities Act, of:

(a)	the Company’s ordinary shares (nominal value of US$0.125 per share) (the “Registered Ordinary Shares”);

(b)	the Company’s preference shares (nominal value of $0.01 per share) (the “Registered Preference Shares”);

(c)	debt securities of the Company, in one or more series (the “Debt Securities”), under the terms of the Company’s indenture (the “Indenture”); and

(d)	warrants for the Company’s ordinary shares (“Ordinary Share Warrants”), warrants for the Company’s preference shares (“Preference Share Warrants”) and warrants for the Company’s Debt Securities (“Debt Securities Warrants”) (together, the “Warrants”).

The Registered Ordinary Shares and the Registered Preference Shares are collectively referred to herein as the “Registered Shares”.

The Registration Statement, the Warrants and the Indenture are collectively referred to herein as the “Documents”.

1	Scope of appointment and basis of opinion

1.1	We have been requested by the Company to provide this opinion.

1.2	For the purpose of giving this opinion, we have examined:

(a)	the final form of the Registration Statement to be filed by the Company with the SEC;

(b)	a form of ordinary shares warrant agreement to be used by the Company should it enter into an such an agreement with a warrant agent (the “Ordinary Shares Warrant Agreement”);

(c)	a form of preference shares warrant agreement to be used by the Company should it enter into such an agreement with a warrant agent (the “Preference Shares Warrant Agreement”);

(d)	a copy of the memorandum and articles of association of the Company, certified by the secretary of the Company as being true, complete and up-to-date;

(e)	a copy of the draft minutes of a meeting of the board of directors’ of the Company held on 17 April 2016, certified by the secretary of the Company to be the secretary’s understanding of a true and complete copy of those board minutes and that the resolutions contained therein have not since been amended or rescinded;

(f)	a certificate of the secretary of the Company (the “Certificate”); and

(g)	a facsimile copy of the results of searches made on [●] 2016 at the Irish Companies Registration Office, in the Register of Winding Up Petitions at the Central Office of the High Court of Ireland and at the Judgments’ Office in the Central Office of the High Court of Ireland against the Company (together the “Searches”).

1.3	The Ordinary Shares Warrant Agreement and the Preference Shares Warrant Agreement shall together be referred to as the “Warrant Agreements”.

1.4	We have made no searches or enquiries concerning, and we have not examined any contracts, instruments or documents entered into by or affecting the Company or any other person, or any corporate records of the aforesaid, save for those searches, enquiries, contracts, instruments, documents or corporate records specified as being made or examined in this opinion.

1.5	We express no opinion and make no representation or warranty as to any matter of fact. Furthermore, we have not been responsible for the investigation or verification of the facts or the reasonableness of any assumption or statements of opinion contained or represented by the Company in any of the Documents nor have we attempted to determine whether any material facts have been omitted therefrom.

1.6	We have not investigated the laws of any country other than Ireland and this opinion is given only with respect to the laws of Ireland in effect at the date of this opinion. We have assumed, without enquiry, that there is nothing in the laws of any other jurisdiction which would or might affect the opinions as stated herein.

1.7	This opinion is to be construed in accordance with, and governed by, the laws of Ireland, and is given solely on the basis that any issues of interpretation or liability arising hereunder may only be brought before the Irish courts, which will have exclusive jurisdiction in respect of such matters.

1.8	This opinion is delivered in connection with the filing of the Registration Statement with the SEC and is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder. This opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act for use in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.

1.9	We assume no obligation to update the opinions set forth in this letter.

2	Assumptions

For the purpose of giving this opinion we have assumed:

(a)	the authenticity and completeness of all documents submitted to us as originals;

(b)	the completeness and conformity to originals of all documents supplied to us as certified, conformed or photostatic copies or received by us by facsimile or email transmission and the authenticity and completeness of the originals of such documents;

(c)	the genuineness of the signatures and seals on all original and copy documents which we have examined;

(d)	that the proceedings described in the copy minutes of the meeting of the board of directors of the Company referred to above and examined for the purposes of this opinion were conducted in the manner therein described, that the meeting was properly convened and constituted and that the resolutions referred to therein were duly passed and adopted and have not since been amended or rescinded;

(e)	that, at the time of the allotment of any Registered Shares: (i) the Registration Statement will be effective and continue to be effective; (ii) the Company will have a sufficient number of authorised but unissued Registered Shares in its capital (at least equal to the number of Registered Shares to be allotted and issued); (iii) the directors of the Company will have been generally and unconditionally authorised by the Company’s articles of association (the “Articles”), in accordance with section 1021 of the Companies Act 2014 (the “Act”), to allot a sufficient number of shares (at least equal to the number of Registered Shares to be allotted and issued); and (iv) if issued for cash consideration, such Registered Shares will be allotted and issued in accordance with section 1022(1) of the Act or the directors will have been empowered, by a special resolution of the shareholders or pursuant to the Articles in accordance with sections 1022(1) and 1023(3) of the Act, to allot and issue such Registered Shares as if section 1022(1) did not apply to such allotment and issue;

(f)	that any Registered Shares allotted and issued in accordance with the Registration Statement will be paid-up in consideration of the receipt by the Company from the party to whom the Registered Shares are to be issued, prior to, or simultaneously with the issue of such Registered Shares, of cash and other consideration at least equal to the nominal value of such Registered Shares and, to the extent that any of the consideration for such Registered Shares is payable otherwise than in cash, that the provisions of sections 1027 to 1035 of the Act have been complied with;

(g)	that no Registered Shares will be allotted and issued: (i) for consideration of an undertaking from an person that he or another will do work or perform services for the Company or for any other person; (ii) for consideration otherwise than in cash that includes an undertaking which is to be or may be performed more than five years after the date of allotment; or (iii) for other consideration which, from time to time, is not considered good or adequate consideration;

(h)	that no Registered Shares will be allotted and issued other than pursuant to a resolution of the board of directors of the Company (or duly authorised committee thereof) that has been validly and sufficiently proposed and passed in accordance with the Articles;

(i)	that the Documents and all deeds, instruments, assignments, agreements and other documents in relation to the matters contemplated by the Documents and / or this opinion are:

(i)	within the capacity and powers of, have been validly authorised, executed and delivered by and are valid, legal, binding and enforceable obligations of the parties thereto; and

(ii)	are not subject to avoidance by any person,

under all applicable laws and in all applicable jurisdictions;

(j)	that the Warrant Agreements, to the extent that either or both are entered into after the date hereof, shall when entered into be in substantially the same form as the Warrant Agreements we have examined for the purpose of giving this opinion;

(k)	that the offering or sale (including the marketing) of any Registered Shares will be made, effected and conducted in accordance with and will not violate: (i) the memorandum and articles of association, from time to time, of the Company; (ii) any applicable laws and regulations (including, without limitation, (A) the securities laws and regulations of any jurisdiction (including Ireland) or supra-national authority which impose any restrictions, or mandatory requirements, in relation to the offering or sale of shares to the public in any jurisdiction (including Ireland) and any prospectus (or analogous disclosure document) prepared in connection therewith; and (B) the competition, anti-trust or merger control laws and regulations of any jurisdiction (including Ireland) or supra-national authority); and (iii) any requirement or restriction imposed by any court, governmental body or supra-national authority having jurisdiction over the Company or the members of its group;

(l)	that insofar as any of the Documents fall to be performed in any jurisdiction other than Ireland its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(m)	that there is or are no factual information or documents possessed or discoverable by persons other than ourselves of which we are not aware but of which we should be aware for the purposes of this opinion;

(n)	the accuracy and completeness as to factual matters of the representations and warranties of the Company contained in the Documents and the accuracy of the Certificate;

(o)	that there are no agreements or arrangements in existence which in any way amend or vary or are inconsistent with the terms of the Documents or in any way bear upon, or are inconsistent with, the contents of this opinion;

(p)	that, in approving the filing by the Company of the Registration Statement and the execution and delivery by the Company of the Documents, the directors of the Company have acted in a manner they consider, in good faith, to be in the best interests of the Company for its legitimate business purposes and would be most likely to promote the success of the Company for the benefit of its members as a whole;

(q)	the absence of fraud and the presence of good faith on the part of all parties to the Documents and their respective officers, employees, agents and advisers;

(r)	that the information disclosed by the Searches was accurate at the date the Searches were made and has not been altered and that the Searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time the Searches were made or which ought to have been delivered for registration at that time, but had not been so delivered, and that no additional matters would have been disclosed by searches carried out since that time;

(s)	that: (i) the Company was, or will be, fully solvent (A) at the time of, and immediately after, the filing of the Registration Statement, (B) at the time of, and immediately after, the execution and delivery of the Documents and (C) at the date hereof; (ii) the Company would not, as a consequence of doing any act or thing which any of the Documents contemplate, permit or require the Company to do, be insolvent; and (iii) no steps have been taken or, to the best of the knowledge, information and belief of the directors of the Company, are being taken to appoint a receiver, liquidator or an examiner over the Company or any part of its undertaking or assets, or to strike the Company off the Register of Companies or to otherwise dissolve or wind up the Company; and

(t)	the truth of all representations and information given to us in reply to any queries we have made which we have considered necessary for the purposes of giving this opinion.

3	Opinion

Based upon, and subject to, the foregoing and subject to the qualifications set out in this letter and any matter not disclosed to us, we are of the opinion that so far as the laws of Ireland are concerned:

(a)	the Company is a public limited company, duly incorporated and existing under the laws of Ireland; and

(b)	upon the issuance of Registered Shares as contemplated by the Registration Statement and the Warrant Agreements, subject to receipt by the Company of the full consideration payable in respect thereof, such Registered Shares will be legally issued, fully-paid and non-assessable (which term means that no shareholder shall be obliged to pay or contribute further amounts to the capital of the Company in connection with the issue of such shares).

4	Qualifications

The opinions set forth in this opinion letter are given subject to the following qualifications:

(a)	A search at the Companies Registration Office is not capable of revealing whether or not a winding up petition or a petition for the appointment of an examiner has been presented and a search at the Registry of Winding up Petitions at the Central Office of the High Court is not capable of revealing whether or not a receiver has been appointed. Whilst each of the making of a winding up order, the making of an order for the appointment of an examiner and the appointment of a receiver may be revealed by a search at the Companies Registration Office it may not be filed at the Companies Registration Office immediately and, therefore, our searches at the Companies Registration Office may not have revealed such matters.

(b)	An Irish court may refuse to give effect to a purported contractual obligation to pay costs imposed upon a party in respect of the costs of any unsuccessful litigation brought against that party and such a court may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court.

(c)	Where any party to the Documents is vested with a discretion or may determine a matter in its opinion, Irish law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.

(d)	Any provision in the Documents providing that any calculation or certification is to be conclusive and binding will not be effective if such calculation or certification is fraudulent and will not necessarily prevent judicial enquiry into the merits of any claim by any party thereto.

(e)	Provisions as to severability may not be binding under the laws of Ireland as the question of whether or not any provision of any of the Documents which may be invalid on account of illegality or otherwise may be severed from the other provisions thereof in order to save such other provisions would be determined by an Irish court at its discretion.

(f)	An agreement may be varied, amended or discharged by a further agreement or affected by a collateral agreement which may be effected by an oral agreement or a course of dealing.

(g)	As regards jurisdiction, the courts of Ireland may stay proceedings if concurrent proceedings are being brought elsewhere.

(h)	Whilst in the event of any proceedings being brought in the Irish courts in respect of a monetary obligation expressed to be payable in a currency other than euro, an Irish court would have power to give a judgment expressed as an order to pay a currency other than euro, it may decline to do so in its discretion and an Irish court might not enforce the benefit of any currency or conversion clause and, with respect to a bankruptcy, liquidation, insolvency, reorganisation or similar proceeding, Irish law may require that all clauses or debts are converted into euro at an exchange rate determined by the court as at a date related thereto, such as the date of commencement of a winding up.

(i)	The effectiveness of terms exculpating any party to the Documents from a liability or duty otherwise owed are limited by law.

(j)	The Act prohibits certain steps being taken except with the leave of the court against a company after the presentation of a petition for the appointment of an examiner. This prohibition continues, if an examiner is appointed, for so long as the examiner remains appointed (maximum period of 100 days). Prohibited steps include steps taken to enforce any guarantees or security, the commencement or continuation of proceedings or execution or other legal process or the levying of distress against the company or its property and the appointment of a receiver.

Yours faithfully

/s/ MATHESON

MATHESON